Exhibit 99.1

500 Spruce Tree Centre 1600 University Avenue West St. Paul, Minnesota 55104-3825 USA 651.603.7700 Fax: 651.603.7795 www.imagesensing.com

NEWS RELEASE

Contact:	Greg Smith, Chief Financial Officer Image Sensing Systems, Inc. Phone: 651.603.7700

FOR IMMEDIATE RELEASE

Image Sensing Systems, Inc. Announces Filing of Registration Statement

Saint Paul, Minn., May 12, 2008 – Image Sensing Systems, Inc. (NASDAQ: ISNS) announced today that it filed a registration statement with the Securities and Exchange Commission for a proposed underwritten public offering of up to 1,500,000 shares of its common stock. All shares are to be offered and sold by the company. In addition, the underwriters have been granted a 30-day option to purchase up to an additional 225,000 shares of common stock from the company to cover over-allotments, if any. The proceeds will be used to pay the outstanding amounts of the company's term loan and revolving line of credit. The remaining proceeds will be used for general corporate purposes, including acquiring or investing in businesses, products or technologies.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Image Sensing Systems, Inc.

Image Sensing Systems, Inc. is a provider of software-based computer enabled detection, or CED, products and solutions for the intelligent transportation systems industry. Its family of products, which are marketed as the Autoscope® Video Vehicle Detection System and Remote Traffic Microwave Sensor, or RTMS®, Radar Detection System, provide end users with the tools needed to optimize traffic flow, enhance driver safety, regulate air quality and address emerging

Exhibit 99.1

security/surveillance concerns. Image Sensing Systems’ technology analyzes signals from sophisticated software and transmits the information to management systems and controllers or directly to users. With more than 80,000 instances sold in over 60 countries worldwide, the depth of Image Sensing Systems’ experience coupled with breadth of product portfolio uniquely positions it to provide powerful hybrid technology solutions and to exploit the convergence of the traffic, security and environmental management markets. Image Sensing Systems is headquartered in St. Paul, Minnesota.

Safe Harbor Statement: Statements made in this release concerning the company's or management's intentions, expectations, or predictions about future results or events are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management's current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the company's control; developments in the demand for the company's products and services; relationships with the company's major customers and suppliers; unanticipated delays, costs and expenses inherent in the development and marketing of new products and services; the impact of governmental laws and regulations; and competitive factors. The forward-looking statements speak only as of the time made, and the company assumes no obligation to publicly update these statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the company's current expectations are contained in the Company's reports and other documents filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2007.